Exhibit 99.1

Heritage Commerce Corp Reports Financial Results
For the Three Months Ended March 31, 2005

San Jose, CA - May 9, 2005 - Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported consolidated operating results for the three months ended March 31, 2005. Consolidated net income was $2,654,000, or $0.22 per diluted share, compared to $1,971,000, or $0.16 per diluted share, for the three months ended March 31, 2004, a 35% increase. The annualized returns on average assets and average equity for the three months ended March 31, 2005 were 0.96% and 10.67%, respectively, compared to returns of 0.81% and 8.71%, respectively, for the three months ended March 31, 2004.

Financial Highlights (first quarter 2005 versus first quarter 2004):

  Total loans increased 9% to $729.9 million.

  Net interest income increased 20% to $11.7 million.

  Net interest margin increased 21 basis points to 4.58%.

  Diluted earnings per share of $0.22 were up 38% from $0.16.

  Return on average assets was 0.96% compared to 0.81%, an 18% increase.

Operating Results

Net interest income increased $1,953,000, or 20%, to $11,671,000 for the three months ended March 31, 2005 from $9,718,000 for the three months ended March 31, 2004. The improvement in net interest income was the result of increases in the volume of average earning assets and increases in key market interest rates. The Company's net interest margin was 4.58% for the three months ended March 31, 2005, compared with 4.37% for the three months ended March 31, 2004.

For the three months ended March 31, 2005, noninterest income was $2,320,000, compared to $2,719,000 for the three months ended March 31, 2004, a decrease of $399,000, or 15%. In the first quarter of 2005, there were no mortgage brokerage fees compared to mortgage brokerage fees of $119,000 for the first quarter of 2004. The Company closed its residential mortgage department in June 2004. In the first quarter of 2005, lease income was $79,000 and there were no securities gains compared to $245,000 in lease income and $212,000 in securities gains in the first quarter of 2004. Deposit related activity charges were down $80,000 in the first quarter of 2005 compared to the first quarter of 2004.

Partially offsetting the decline in noninterest income from the elimination of mortgage brokerage fees and no gains on sales of securities in the first quarter of 2005, the gain on sale of Small Business Administration (SBA) loans increased 5% to $760,000 and loan-servicing income increased 32% to $668,000 compared to the first quarter of 2004. The Company has an ongoing program of originating SBA loans and selling the government guaranteed portion in the secondary market, while retaining the servicing of the whole loans.

Operating expenses were $9,739,000 for the three months ended March 31, 2005, an increase of $769,000, or 9%, compared to $8,970,000 for the three months ended March 31, 2004. The increase in noninterest expenses for the first quarter of 2005 compared to the first quarter of 2004 was primarily due to severance expenses of $320,000 and increases in other categories of expense related to growth in volumes and activity. The efficiency ratio was 69.61% in the first quarter of 2005, compared to 72.12% in the first quarter of 2004. "Despite some unexpected expenses, we had a solid first quarter. We are clearly benefiting from recent interest rate increases and the cost controls implemented over the past year," said Walter Kaczmarek, CEO.

Balance Sheet, Capital Management and Credit Quality

At March 31, 2005, total assets increased 9% to $1.16 billion from $1.06 billion at March 31, 2004. Total deposits grew 9% to $963 million at March 31, 2005 from $885 million at March 31, 2004. Core deposits, the lowest-cost funding source for the Company, increased 4% to $804 million from March 31, 2004 to March 31, 2005.

Total loans were $730 million at March 31, 2005, a 9% increase over the three months ended March 31, 2004. Real estate mortgage loans, primarily loans secured by first mortgages on commercial property, were $304 million at March 31, 2005, a 5% increase over the same period in 2004. Commercial loans grew to $293 million at March 31, 2005, a 7% increase over the same period in 2004. At March 31, 2005, real estate mortgage loans and commercial loans represented 42% and 40%, respectively, of total loans, compared to 43% and 41%, respectively, at March 31, 2004. Real estate construction loans at March 31, 2005 were $130 million, up 28% from the same period a year ago. Real estate construction loans represented 18% of total loans at March 31, 2005, compared to 15% at March 31, 2004. "Loan and deposit growth along with solid loan quality will be important ingredients for continued long term profitability improvement," noted Mr. Kaczmarek.

Nonperforming assets (NPA) at March 31, 2005 were $3.74 million, or 0.32% of total assets, compared to $4.80 million, or 0.45% of total assets, at March 31, 2004. The allowance for loan losses at March 31, 2005 was $11.25 million, or 1.54% of total loans, and represents 301% of nonperforming loans. The allowance for loan and lease losses at March 31, 2004 was $12.11 million, or 1.82% of loans, and represented 252% of nonperforming loans. Net charge-offs in the first quarter of 2005 were $1,661,000, or 0.93% of average loans, compared to $1,901,000, or 1.16% of average loans, in the first quarter of 2004.

During the quarter, the Company charged-off $1.98 million of a loan to a customer in the building trades. The remaining carrying value of the loan is $2.82 million and is included in NPA at March 31, 2005. The carrying value of the loan is secured by real and personal property of the borrower and guarantors.

Shareholders' equity increased 10% to $101.82 million, or $8.60 per share, at March 31, 2005, compared to $92.98 million, or $8.09 per share, a year earlier. Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies. The Company's leverage ratio at March 31, 2005, was 11.18%, compared to 11.47% at March 31, 2004.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View and two offices in Los Altos. Additionally, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender with offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Los Angeles, Irvine and Pittsburg, California.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                                                                       For the Three Months Ended:       Percent Change From:
CONSOLIDATED INCOME STATEMENT                                   --------------------------------------- -----------------------
(in $000's, unaudited)                                          03/31/2005   12/31/2004   03/31/2004(1) 12/31/2004  03/31/2004
                                                                -----------  -----------  ------------- ----------- -----------
Interest Income                                                $    14,867  $    14,330  $      11,907           4%         25%
Interest Expense                                                     3,196        2,677          2,189          19%         46%
                                                                -----------  -----------  -------------
     Net Interest Income                                            11,671       11,653          9,718           0%         20%
(Reversal of) Provision for Loan Losses                                413         (726)           563         157%        -27%
                                                                -----------  -----------  -------------
    Net Interest Income after (Reversal of) Loan Loss Provision     11,258       12,379          9,155          -9%         23%
Noninterest Income:
   Gain on Sale of Loans                                               760          766            727          -1%          5%
   Servicing Income                                                    668          643            505           4%         32%
   Service Charges and Other Fees on Deposit Accounts                  393          414            473          -5%        -17%
   Appreciation of Corporate Owned Life Insurance                      266          232            329          15%        -19%
   Equipment Leasing                                                    79          136            245         -42%        -68%
   Gain on Sale of Securities Available-For-Sale                         0            0            212          N/A       -100%
   Mortgage Brokerage Fees                                               0            0            119          N/A       -100%
   Other                                                               154          167            109          -8%         41%
                                                                -----------  -----------  -------------
Total Noninterest Income                                             2,320        2,358          2,719          -2%        -15%
Noninterest Expense:
   Salaries & Employee Benefits                                      4,905        4,277          4,720          15%          4%
   Occupancy & Equipment                                             1,050        1,104          1,279          -5%        -18%
   Other                                                             3,784        6,020          2,971         -37%         27%
                                                                -----------  -----------  -------------
Total Noninterest Expense                                            9,739       11,401          8,970         -15%          9%
Income Before Taxes                                                  3,839        3,336          2,904          15%         32%
Provision for Income Taxes                                           1,185          690            933          72%         27%
                                                                -----------  -----------  -------------
Net Income                                                     $     2,654  $     2,646  $       1,971           0%         35%
                                                                ===========  ===========  =============

                                                                       For the Three Months Ended:       Percent Change From:
PER SHARE DATA                                                  --------------------------------------- -----------------------
(unaudited)                                                     03/31/2005   12/31/2004   03/31/2004(1) 12/31/2004  03/31/2004
                                                                -----------  -----------  ------------- ----------- -----------
Basic Earnings Per Share                                             $0.23        $0.23          $0.17           0%         35%
Diluted Earnings Per Share                                           $0.22        $0.23          $0.16          -4%         38%
Weighted Average Basic Shares Outstanding                       11,753,371   11,645,202     11,375,388           1%          3%
Weighted Average Diluted Shares Outstanding                     12,162,746   12,106,197     11,798,329           0%          3%
Common Shares Outstanding                                       11,839,426   11,669,837     11,495,008           1%          3%
Book Value Per Share                                                 $8.60        $8.45          $8.09           2%          6%
Tangible Book Value Per Share                                        $8.60        $8.45          $8.09           2%          6%

                                                                       For the Three Months Ended:       Percent Change From:
                                                                --------------------------------------- -----------------------
KEY FINANCIAL RATIOS                                            03/31/2005   12/31/2004   03/31/2004(1) 12/31/2004  03/31/2004
(unaudited)                                                     -----------  -----------  ------------- ----------- -----------
Return on Average Equity                                             10.67%       10.76%          8.71%         -1%         22%
Return on Average Assets                                              0.96%        0.95%          0.81%          1%         18%
Net Interest Margin                                                   4.58%        4.56%          4.37%          0%          5%
Efficiency Ratio                                                     69.61%       81.37%         72.12%        -14%         -3%

                                                                       For the Three Months Ended:       Percent Change From:
                                                                --------------------------------------- -----------------------
AVERAGE BALANCES                                                03/31/2005   12/31/2004   03/31/2004(1) 12/31/2004  03/31/2004
(in $000's, unaudited)                                          -----------  -----------  ------------- ----------- -----------
Average Assets                                                 $ 1,121,712  $ 1,110,207  $     982,156           1%         14%
Average Earning Assets                                         $ 1,033,170  $ 1,016,980  $     895,149           2%         15%
Average Gross Loans & Leases                                   $   727,522  $   725,367  $     656,603           0%         11%
Average Deposits                                               $   925,993  $   920,870  $     824,714           1%         12%
Average Demand Deposits - Noninterest Bearing                  $   261,471  $   294,109  $     234,693         -11%         11%
Average Demand Deposits - Interest Bearing                     $   664,522  $   626,761  $     590,021           6%         13%
Average Interest Bearing Liabilities                           $   738,391  $   698,372  $     642,212           6%         15%
Average Equity                                                 $   100,922  $    97,841  $      91,025           3%         11%

(1) As restated, see Note 2 in the Company's Form 10-Q for the quarter ended March 31, 2005.

                                                                        End of Period:                  Percent Change From:
                                                               --------------------------------------- -----------------------
CONSOLIDATED BALANCE SHEET                                     03/31/2005   12/31/2004   03/31/2004(1) 12/31/2004  03/31/2004
(in $000's, unaudited)                                         -----------  -----------  ------------- ----------- -----------
ASSETS
Cash and Due from Banks                                       $    33,163  $    33,646  $      51,725          -1%        -36%
Fed Funds Sold                                                     76,200       24,100         67,700         216%         13%
Investment Securities                                             225,082      232,809        204,705          -3%         10%
Loans Held For Sale                                                33,610       37,178         25,512         -10%         32%
Loans:
   Real Estate-Mortgage                                           303,600      303,154        287,833           0%          5%
   Real Estate-Land and Construction                              129,881      118,290        101,389          10%         28%
   Commercial Loans                                               293,488      300,452        275,536          -2%          7%
   Consumer Loans                                                   2,147        2,908          1,715         -26%         25%
                                                               -----------  -----------  -------------
Gross Loans                                                       729,116      724,804        666,473           1%          9%
Deferred Loan Costs                                                   754          726            517           4%         46%
                                                               -----------  -----------  -------------
    Loans, Net of Deferred Costs                                  729,870      725,530        666,990           1%          9%
Allowance for Loan Losses                                         (11,249)     (12,497)       (12,114)        -10%         -7%
                                                               -----------  -----------  -------------
    Net Loans                                                     718,621      713,033        654,876           1%         10%
Premises & Equipment, Net                                           2,993        3,183          3,711          -6%        -19%
Accrued Interest Receivable and Other Assets                       65,646       64,224         53,897           2%         22%
                                                               -----------  -----------  -------------
     Total Assets                                             $ 1,155,315  $ 1,108,173  $   1,062,126           4%          9%
                                                               ===========  ===========  =============
LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
  Deposits
    Demand Deposits-Noninterest Bearing                       $   274,736  $   277,451  $     287,633          -1%         -4%
    Demand Deposits-Interest Bearing                              130,039      120,890        108,764           8%         20%
    Savings/Money Market                                          361,060      357,318        340,212           1%          6%
    Time Deposits, Under $100                                      37,829       38,295         39,724          -1%         -5%
    Time Deposits, $100 and Over                                  158,859      124,581        108,652          28%         46%
                                                               -----------  -----------  -------------
Total Deposits                                                    962,523      918,535        884,985           5%          9%
Other Borrowings                                                   47,800       47,800         48,600           0%         -2%
Notes Payable To Subsidiary Grantor Trusts                         23,702       23,702         23,702           0%          0%
Accrued Interest Payable and Other Liabilities                     19,468       19,557         11,857           0%         64%
                                                               -----------  -----------  -------------
Total Liabilities                                               1,053,493    1,009,594        969,144           4%          9%

Shareholders' Equity:
   Common Stock                                                    68,919       67,216         65,396           3%          5%
   Accumlated Other Comprehensive Income (Loss), Net of Taxes      (2,844)      (1,730)         1,000          64%       -384%
   Retained Earnings                                               35,747       33,093         26,586           8%         34%
                                                               -----------  -----------  -------------
Total Shareholders' Equity                                        101,822       98,579         92,982           3%         10%
                                                               -----------  -----------  -------------
    Total Liabilities & Shareholders' Equity                  $ 1,155,315  $ 1,108,173  $   1,062,126           4%          9%
                                                               ===========  ===========  =============

                                                                        End of Period:                  Percent Change From:
                                                               --------------------------------------- -----------------------
CREDIT QUALITY DATA                                            03/31/2005   12/31/2004   03/31/2004(1) 12/31/2004  03/31/2004
(in $000's, unaudited)                                         -----------  -----------  ------------- ----------- -----------
Nonaccrual Loans                                              $     3,450  $     1,028  $       4,171         236%        -17%
Over 90 Days Past Due and Still Accruing                              287          302            630          -5%        -54%
                                                               -----------  -----------  -------------
    Total Nonperforming Loans                                       3,737        1,330          4,801         181%        -22%
Other Real Estate Owned                                                 0            0              0          N/A         N/A
                                                               -----------  -----------  -------------
    Total Nonperforming Assets                                $     3,737  $     1,330  $       4,801         181%        -22%
                                                               ===========  ===========  =============
Net Charge-offs/(Recoveries)                                        1,661         (531)         1,901         413%        -13%
Net Charge-offs/(Recoveries) as Percent of Average Loans             0.93%       -0.29%          1.16%       -421%        -20%
Allowance for Loan Losses to Total Loans                             1.54%        1.72%          1.82%        -10%        -15%
Allowance for Loan Losses to Nonperforming Loans                   301.02%      939.62%        252.32%        -68%         19%
Nonperforming Assets to Total Assets                                 0.32%        0.12%          0.45%        167%         29%
Nonperforming Loans to Total Loans                                   0.51%        0.18%          0.72%        183%        -29%

                                                                        End of Period:                  Percent Change From:
                                                               --------------------------------------- -----------------------
OTHER PERIOD-END STATISTICS                                    03/31/2005   12/31/2004   03/31/2004(1) 12/31/2004  03/31/2004
(unaudited)                                                    -----------  -----------  ------------- ----------- -----------
Shareholders Equity / Total Assets                                   8.81%        8.90%          8.75%         -1%          1%
Loan to Deposit Ratio                                               75.83%       78.99%         75.37%         -4%          1%
Non-Interest Bearing Deposits / Total Deposits                      28.54%       30.21%         32.50%         -6%        -12%
Leverage Ratio                                                      11.18%       10.87%         11.47%          3%         -3%

(1) As restated, see Note 2 in the Company's Form 10-K for the year ended December 31, 2004.